Exhibit 10.12(b)

LEASE AGREEMENT

Dated as of September 14, 1999

between

FIRST SECURITY BANK, NATIONAL ASSOCIATION,

not individually,

but solely as the Owner Trustee

under the TSG Trust 1999-1,

as Lessor

and

SABRE INC.,

as Lessee

This Lease Agreement is subject to a security interest in favor of Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the “Agent”) under a Security Agreement dated as of September 14, 1999, between First Security Bank, National Association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1 and the Agent, as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.  This Lease Agreement has been executed in several counterparts.  To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

TABLE OF CONTENTS

ARTICLE I
1.1 Definitions.
1.2 Interpretation.
ARTICLE II
2.1 Property.
2.2 Lease Term.
2.3 Title.
2.4 Lease Supplements.
ARTICLE III
3.1 Rent.
3.2 Payment of Basic Rent.
3.3 Supplemental Rent.
3.4 Performance on a Non-Business Day.
3.5 Rent Payment Provisions.
ARTICLE IV
4.1 Taxes; Utility Charges.
ARTICLE V
5.1 Quiet Enjoyment.
ARTICLE VI
6.1 Net Lease.
6.2 No Termination or Abatement.
ARTICLE VII
7.1 Ownership of the Properties.
ARTICLE VIII
8.1 Condition of the Properties.
8.2 Possession and Use of the Properties.
8.3 Integrated Properties.
ARTICLE IX
9.1 Compliance with Legal Requirements, Insurance Requirements and Manufacturer’s Specifications and Standards.
ARTICLE X
10.1 Maintenance and Repair; Return.
10.2 Environmental Inspection.
ARTICLE XI
11.1 Modifications.
ARTICLE XII
12.1 Warranty of Title.
ARTICLE XIII
13.1 Permitted Contests Other Than in Respect of Indemnities.
13.2 [Intentionally Omitted].
ARTICLE XIV
14.1 Public Liability Insurance.
14.2 Permanent Hazard and Other Insurance.
14.3 Coverage.
14.4 Additional Insurance Requirements.
ARTICLE XV
15.1 Casualty and Condemnation.
15.2 Environmental Matters.
15.3 Notice of Environmental Matters.
ARTICLE XVI
16.1 Termination Upon Certain Events.
16.2 Procedures.
ARTICLE XVII

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17.1 Lease Events of Default.
17.2 Surrender of Possession.
17.3 Reletting.
17.4 Damages.
17.5 Power of Sale.
17.6 Final Liquidated Damages.
17.7 Environmental Costs.
17.8 Waiver of Certain Rights.
17.9 Assignment of Rights Under Contracts.
17.10 Remedies Cumulative.
ARTICLE XVIII
18.1 Lessor’s Right to Cure Lessee’s Lease Defaults.
ARTICLE XIX
19.1 Provisions Relating to Lessee’s Exercise of its Purchase Option.
19.2 No Purchase or Termination With Respect to Less than All of a Property.
ARTICLE XX
20.1 Purchase Option or Sale Option-General Provisions.
20.2 Lessee Purchase Option.
20.3 Third Party Sale Option.
ARTICLE XXI
21.1 [Intentionally Omitted].
ARTICLE XXII
22.1 Sale Procedure.
22.2 Application of Proceeds of Sale.
22.3 Indemnity for Excessive Wear.
22.4 Appraisal Procedure.
22.5 Certain Obligations Continue.
22.6 Out Parcel Sale.
ARTICLE XXIII
23.1 Holding Over.
ARTICLE XXIV
24.1 Risk of Loss.
ARTICLE XXV
25.1 Assignment.
25.2 Subleases.
ARTICLE XXVI
26.1 No Waiver.
ARTICLE XXVII
27.1 Acceptance of Surrender.
27.2 No Merger of Title.
ARTICLE XXVIII
ARTICLE XXIX
29.1 Notices.
ARTICLE XXX
30.1 Miscellaneous.
30.2 Amendments and Modifications.
30.3 Successors and Assigns.
30.4 Headings and Table of Contents.
30.5 Counterparts.
30.6 GOVERNING LAW.
30.7 Calculation of Rent.
30.8 Memoranda of Lease and Lease Supplements.
30.9 Allocations between the Lenders and the Holders.
30.10 Limitations on Recourse.
30.11 WAIVERS OF JURY TRIAL.

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30.12 Exercise of Lessor Rights.
30.13 SUBMISSION TO JURISDICTION; VENUE.
30.14 USURY SAVINGS PROVISION.
30.15 ENTIRE AGREEMENT.

EXHIBITS

EXHIBIT A	-	Form of Lease Supplement
EXHIBIT B	-	Form of Memorandum of Lease and Lease Supplement

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Lease”) is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1, as lessor (“Lessor”), and SABRE INC., a Delaware corporation, having its principal place of business at 4255 Amon Carter Boulevard, Fort Worth, Texas  76155, as lessee (“Lessee”).

W I T N E S S E T H:

A.                                   WHEREAS, subject to the terms and conditions of the Participation Agreement and the Agency Agreement, Lessor will (i) purchase various parcels of real property, some of which will (or may) have existing Improvements thereon, from one (1) or more third parties designated by Lessee and (ii) fund the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties by the Construction Agent; and

B.                                     WHEREAS, the Basic Term shall commence with respect to each Property upon the Property Closing Date with respect thereto; except that, Basic Rent with respect thereto shall not be payable until the applicable Rent Commencement Date; and

C.                                     WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Property;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

1.1                               Definitions.

For purposes of this Lease, capitalized terms used in this Lease and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the “Participation Agreement”) among Lessee, Lessor, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and Bank of America, N.A., as agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests. Unless otherwise indicated, references in this Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Lease.

1.2                               Interpretation.

The rules of usage set forth in Appendix A to the Participation Agreement shall apply to the construction and interpretation of this Lease.

ARTICLE II

2.1                               Property.

Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the Property described in such Lease Supplement and defined as Leased Property therein.

2.2                               Lease Term.

The basic term of this Lease with respect to each Property (the “Basic Term”) shall begin upon the Property Closing Date for such Property (in each case the “Basic Term Commencement Date”) and shall end on the fifth annual anniversary of the Initial Closing Date (the “Basic Term Expiration Date”), unless the Basic Term is earlier terminated or the term of this Lease is renewed (as described below) in accordance with the provisions of this Lease.  Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date with respect to such Property.

To the extent no Default or Event of Default has occurred and is continuing, Lessee may request (by written notice to the Agent, who shall give notice to each Financing Party delivered in each case at least one hundred twenty (120) days prior to the end of the then current term) the extension of the term of this Lease for all, but not less than all, the Properties which are then subject to the Operative Agreements for one (1) or two (2) additional terms each of one (1) year’s duration from the Basic Term Expiration Date (each, a “Renewal Term”); provided, no such Renewal Term shall be permitted unless expressly agreed to, at the written request of Lessee, in writing by each Lender and each Holder in each such entity’s sole discretion; provided, further, that the expiration date for the final Renewal Term for each Property shall not be later than the seventh anniversary of the Initial Closing Date, unless such later expiration date has been expressly agreed to, at the written request of Lessee, in writing by each Lender and each Holder in each such entity’s sole discretion.  The failure by any Lender or Holder to respond to any request from Lessee for any Renewal Term within thirty (30) days after receipt of such requests shall be deemed a negative response to such request.  Pursuant to Section 10.3 of the Participation Agreement, Lessee shall have the option to replace any Lender or any Holder that does not expressly consent within thirty (30) days of a receipt of a request from Lessee for any Renewal Term in accordance with the provisions of this Section 2.2.

2.3                               Title.

Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including without limitation the Permitted Liens) and all applicable Legal Requirements.  Lessee shall in no event have any recourse against Lessor for any defect in Lessor’s title to any Property or any interest of Lessee therein, other than for Lessor Liens.

2.4                               Lease Supplements.

On or prior to each Basic Term Commencement Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Property to be leased effective as of such Basic Term Commencement Date in substantially the form of Exhibit A hereto.

ARTICLE III

3.1                               Rent.

(a)                                  Lessee shall pay Basic Rent to the Agent in arrears on each Payment Date, and on any date on which this Lease shall terminate with respect to any or all Properties during the Term; except that with respect to each individual Property, Lessee shall have no obligation to pay Basic Rent with respect to such Property until the Rent Commencement Date with respect to such Property, but Basic Rent for such

Property shall nonetheless accrue from and including the Scheduled Interest Payment Date immediately preceding such Rent Commencement Date.

(b)                                 Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor (or within the applicable grace period) to such account or accounts at the Agent as Lessor shall from time to time direct.

(c)                                  Lessee’s inability or failure to take possession of all or any portion of any Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, the Construction Agent, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee’s obligation to pay Rent for such Property in accordance with the terms of this Lease.

(d)                                 Lessee shall make all payments of Rent prior to 1 p.m. Dallas, Texas time, on the applicable date for payment of such amount.

3.2                               Payment of Basic Rent.

Basic Rent shall be paid absolutely net to the Agent, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

3.3                               Supplemental Rent.

Lessee shall pay to the Person entitled thereto any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent within three (3) Business Days after the same is due, Lessor shall have as to such failure all rights, powers and remedies provided for herein or by law or equity or otherwise as Lessor would have in the case of nonpayment of Basic Rent.  All such payments of Supplemental Rent shall be in the full amount thereof, without setoff, deduction or reduction.  Lessee shall pay to the appropriate Person, as Supplemental Rent due and owing to such Person, among other things, on demand, (a) any and all payment obligations (except for amounts payable as Basic Rent, payments of Supplemental Rent to the extent such payments have been previously paid in full by Lessee in accordance with the provisions of the Operative Agreements, principal, interest and yield due and owing under the Notes and Holders Certificates, respectively, amounts expressly excluded from indemnification pursuant to Sections 11.1 and 11.2 of the Participation Agreement, amounts due and owing as a result of any voluntary sale of an assignment or participation interest by any Lender or Holder under the Operative Agreements and any interest calculated at a rate equal to the daily average Federal Funds Effective Rate payable by any Lender to the Agent pursuant to Section 2.10(b) of the Credit Agreement) owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person, (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue, and on any payment of Supplemental Rent not paid within three (3) Business Days of the date when due or demanded by the appropriate Person (subject to any applicable grace period) for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid and (c) amounts referenced as Supplemental Rent obligations pursuant to Section 8.3(e) of the Participation Agreement.  The expiration or other termination of Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.  Unless expressly provided otherwise in this Lease, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost that may be assessed or added for nonpayment or late payment in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, all of which shall also constitute Supplemental Rent.

3.4                               Performance on a Non-Business Day.

If any payment of Basic Rent would be required hereunder on a day that is not a Business Day, then such Basic Rent shall instead be due on the corresponding Scheduled Interest Payment Date.  If any payment of Supplemental Rent would be required hereunder on a day that is not a Business Day, then such Supplemental Rent shall instead be due on the next succeeding Business Day.

3.5                               Rent Payment Provisions.

Lessee shall make payment of all Basic Rent and Supplemental Rent when due (subject to the applicable grace periods) regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements.  Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.

ARTICLE IV

4.1                               Taxes; Utility Charges.

Subject to Section 8.3(n)(ii) of the Participation Agreement, Lessee shall pay or cause to be paid all Impositions with respect to the Properties and/or the use, occupancy, repair, access, maintenance or operation thereof and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on any Property with respect to any Property and related real property during the Term (other than Excluded Taxes).  Upon Lessor’s reasonable request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence.  Lessee shall be entitled to receive any credit, rebate or refund with respect to any Imposition or utility charge paid by Lessee.  Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any Imposition or utility charge paid by Lessee, net of the reasonable costs and expenses incurred by Lessor in obtaining such credit, rebate or refund, shall be promptly paid over to Lessee.  All charges for Impositions or utilities imposed with respect to any Property for a period during which this Lease expires or terminates shall be prorated on a daily basis between Lessor and Lessee based on the date of expiration or termination of this Lease with respect to such Property, and each party shall pay or reimburse the other for such party’s pro rata share thereof.

ARTICLE V

5.1                               Quiet Enjoyment.

Subject to the rights of Lessor contained in Sections 17.2, 17.3 and 20.3 and the other terms of this Lease and the other Operative Agreements and so long as no Event of Default shall have occurred and be continuing, Lessee and its permitted sublessees shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the applicable Basic Term Commencement Date.

ARTICLE VI

6.1                               Net Lease.

This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional.  Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of each Property.  Any present or future law to the contrary notwithstanding, during the Term, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of:  (a) any damage to or destruction of any Property or any part thereof; (b) any taking of any Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee’s use, occupancy or enjoyment of any Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to any Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, any Lender, Lessor, Lessee, any Holder or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person; (j) Lessee’s acquisition of ownership of all or part of any Property; (k) breach of any warranty or representation with respect to any Property or any Operative Agreement; (l) any defect in the condition, quality or fitness for use of any Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing; provided, however, that nothing set forth herein shall be deemed to be a waiver of any other rights or causes of action that the Lessee may have against the Agent, any Lender, any Holder or the Lessor as a result of such Person’s willful misconduct, gross negligence or breach of any provision of this Lease or any Operative Agreement.  The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease.  Lessor and Lessee acknowledge and agree that the provisions of this Section 6.1 have been specifically reviewed and subjected to negotiation.

6.2                               No Termination or Abatement.

Except as specifically set forth in Articles XV and XX, Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other similar proceeding affecting any Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of any Person or any Governmental Authority or by any court with respect to any Person, or any Governmental Authority.  Lessee hereby waives all right (a) to terminate or surrender this Lease (except as permitted under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent.  Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease.  Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

ARTICLE VII

7.1                               Ownership of the Properties.

(a)                                  Lessor and Lessee intend that for federal tax purposes, all state and local tax purposes, bankruptcy purposes, regulatory purposes, commercial law and real estate purposes and all other purposes (other than for accounting purposes)(A) this Lease will be treated as a financing arrangement and (B) Lessee will be treated as the sole owner of the Properties and will be entitled to all tax and other benefits ordinarily available to owners of property similar to the Properties for such purposes.  Notwithstanding the foregoing, neither party hereto has made, nor shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory, commercial or real estate law or under any other set of rules.  Lessee shall claim the cost recovery deductions associated with each Property, and Lessor shall not, to the extent not prohibited by Law, take on its tax return a position inconsistent with this Section 7.1(a) or Lessee’s claim of such deductions.

(b)                                 For all purposes described in Section 7.1(a), Lessor and Lessee intend this Lease to constitute a finance lease and not a true lease.  In the event a court of competent jurisdiction construes this Lease as a mortgage or deed of trust, Lessee shall be deemed to have hereby conveyed, granted, assigned, transferred, hypothecated, mortgaged and set over to Lessor, for the benefit of all Financing Parties, a first priority security interest (but subject to the security interest in the assets granted by Lessee in favor of the Agent in accordance with the Security Agreement and Permitted Liens) in and Lien on all right, title and interest of Lessee (now owned or hereafter acquired) in and to all Properties to the extent such is personal property and to have irrevocably granted and conveyed a Lien, deed of trust and mortgage, with power of sale, on all right, title and interest of Lessee (now owned or hereafter acquired) in and to all Properties to the extent such is real property to Mr. Val T. Orton, as trustee for the benefit of Lessor.  Lessor and Lessee further intend and agree that, for the purpose of securing the obligations of Lessee and/or the Construction Agent now existing or hereafter arising under the Operative Agreements, (i) this Lease shall be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code respecting each of the Properties and all proceeds (including without limitation insurance proceeds) thereof to the extent such is personal property and an irrevocable grant and conveyance of a Lien, deed of trust and mortgage on each of the Properties and all proceeds (including without limitation insurance proceeds) thereof to the extent such is real property; (ii) the acquisition of title by Lessor for each Property referenced in Article II constitutes a grant by Lessee to Lessor of a security interest, Lien, deed of trust and mortgage in all of Lessee’s right, title and interest in and to each Property and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, and an assignment of all rents, profits and income produced by each Property; and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such Lien, security interest, mortgage Lien and deed of trust under applicable Law.  Lessee shall promptly take such actions as necessary (including without limitation the filing of Uniform Commercial Code Financing Statements, Uniform Commercial Code Fixture Filings and memoranda (or short forms) of this Lease and the various Lease Supplements) to ensure that the Lien, security interest, mortgage Lien and deed of trust in each Property and the other items referenced above will be deemed to be a perfected Lien, security interest, mortgage Lien and deed of trust of first priority (subject to Permitted Liens) under applicable law and will be maintained as such throughout the Term.

ARTICLE VIII

8.1                               Condition of the Properties.

LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY “AS-IS WHERE-IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR (EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS) AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF AND/OR THE DATE OF THE APPLICABLE LEASE SUPPLEMENT.  NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) (EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT.  LESSEE HAS OR PRIOR TO THE BASIC TERM COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT EACH PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR, THE AGENT, THE

LENDERS AND THE HOLDERS, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

8.2                               Possession and Use of the Properties.

(a)                                  At all times during the Term with respect to each Property, such Property shall be a Permitted Facility and shall be used by Lessee in the ordinary course of its Businesses.  Pursuant to Sections 4.1 and 6.1, Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Lease.  Lessee shall not commit or permit any waste of the Properties or any part thereof.

(b)                                 The address stated in Section 6.2(i) of the Participation Agreement is the principal place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prompt notice of any change of location of its principal place of business or chief executive office.  Regarding a particular Property, each Lease Supplement will correctly identify the initial location of the related Equipment (if any) and Improvements (if any) and contain an accurate legal description for the related parcel of Land.  The Equipment and Improvements respecting each particular Property will be located only at the location identified in the applicable Lease Supplement.

(c)                                  Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property in a manner that could give rise to the assertion of any Lien on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the Liens thereon created by the Operative Agreements.

(d)                                 On the Basic Term Commencement Date for each Property, Lessor and Lessee shall execute a Lease Supplement in regard to such Property which shall contain an Equipment Schedule that shall have a general description of the Equipment which shall comprise a portion of the Property, an Improvement Schedule that shall have a general description of the Improvements which shall comprise a portion of the Property and a legal description of the Land that shall be leased hereunder as of such date.  Simultaneously with the execution and delivery of each Lease Supplement, such Equipment, Improvements, Land, all additional Equipment and all additional Improvements which are financed under the Operative Agreements after the Basic Term Commencement Date and the remainder of such Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease, except that such acceptance shall be solely for the benefit of Lessor, Agent, Lenders and Holders and shall not affect Lessee’s or Construction Agent’s rights with respect to third parties.

(e)                                  At all times during the Term with respect to each Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of such Property) shall be permitted to exercise all rights and remedies under, all use, occupancy, repair, access, maintenance, operation and easement agreements and related or similar agreements applicable to such Property.

8.3                               Integrated Properties.

On the Rent Commencement Date for each Property, Lessee shall, at its sole cost and expense, cause such Property to include and contain (and for the duration of the Term shall continue to include and contain) all of the equipment, facilities, rights, other personal property and other real property necessary or appropriate to operate, utilize, maintain and control a Permitted Facility in a commercially reasonable manner.

ARTICLE IX

9.1                               Compliance with Legal Requirements, Insurance Requirements and Manufacturer’s Specifications and Standards.

Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense (but without limiting the rights of the Construction Agent to obtain financing for such matters pursuant to the Operative Agreements for any Construction Period Property during the Construction Period therefor), shall (a) comply with all applicable Legal Requirements (including without limitation all Environmental Laws) and all Insurance Requirements relating to the Properties, (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties and (c) comply with all manufacturer’s specifications and standards, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties, whether or not compliance therewith shall require structural or extraordinary changes in any Property or interfere with the use and enjoyment of any Property, unless the failure to procure, maintain and comply with such items identified in subparagraphs (a) (other than Insurance Requirements), (b) and (c), individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect.  Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 9.1.

ARTICLE X

10.1                        Maintenance and Repair; Return.

(a)                                  Lessee, at its sole cost and expense, shall maintain each Property in good condition, repair and working order (normal wear and tear excepted) and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Section 9.1 and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property, such that such Property is capable of being immediately utilized by a third party and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation.

(b)                                 Lessee shall not locate any component of any Property outside of the Approved State therefor.  Lessee shall not move or relocate any material component of any Property beyond the boundaries of the Land (comprising part of such Property) described in the applicable Lease Supplement, except for the temporary removal of Equipment and other personal property for repair or replacement.

(c)                                  If any material component of any Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens and Lessor Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease).  Subject to the provisions of Section 7.1, all components which are added to any Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in such Property and subject to the terms of this Lease as if originally leased hereunder.

(d)                                 Upon reasonable advance notice, Lessor and its agents reasonably acceptable to Lessee shall have the right to inspect each Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not materially disrupt the business of Lessee or permitted sublessees.

(e)                                  Lessee shall cause to be delivered to Lessor (at Lessee’s sole expense) one or more reappraisals of Property as Lessor may reasonably request if any one of Lessor, the Agent, the Trust Company, any Lender or any Holder is required pursuant to any applicable Legal Requirement to obtain such reappraisals, upon the occurrence and continuance of any Event of Default and as requested by the Agent pursuant to Section 20.1 of the Lease.

(f)                                    Lessor shall under no circumstances be required to build any improvements or install any equipment on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way.  Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenant, condition or restriction at any time in effect.

(g)                                 Upon the expiration or earlier termination of this Lease with respect to a Property, if Lessee has not exercised its Purchase Option with respect to such Property and purchased such Property, Lessee shall surrender such Property (i) pursuant to the exercise of the applicable remedies upon the occurrence of a Lease Event of Default, to Lessor or (ii) pursuant to the second paragraph of Section 22.1(a) hereof, to Lessor or the third party purchaser, as the case may be, subject to Lessee’s obligations under this Lease (including without limitation the obligations of Lessee at the time of such surrender under Sections 9.1, 10.1(a) through (f), 10.2, 11.1, 12.1, 22.1 and 23.1).

10.2                        Environmental Inspection.

If Lessee has not given notice of exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1 or for whatever reason Lessee does not purchase a Property in accordance with the terms of this Lease, then not more than one hundred eighty (180) days nor less than  sixty (60) days prior to the Expiration Date, Lessee shall cause to be delivered to Lessor a Phase I environmental site assessment recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, and in form, scope and content reasonably satisfactory to Lessor and shall otherwise indicate the environmental condition of the Property to be substantially the same as described in the environmental site assessment delivered pursuant to Section 5.3(h) of the Participation Agreement. The cost incurred respecting such Phase I environmental site assessment shall be paid for in accordance with the provisions set forth in Section 20.3(b).

ARTICLE XI

11.1                        Modifications.

(a)                                  Lessee at its sole cost and expense, at any time and from time to time without the consent of Lessor, may make modifications, alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, “Modifications”), and Lessee shall make any and all Modifications required to be made pursuant to all Legal Requirements, Insurance Requirements and manufacturer’s specifications and standards; provided, that:  (i) no Modification shall materially impair the value, utility or useful life of any Property from that which existed immediately prior to such Modification; (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) no Modification shall adversely affect the structural integrity of any Property; (iv) Lessee shall maintain builders’ risk insurance at all times when a material Modification involving construction is in progress, to the extent such insurance is required by Section 14.2(a); (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance the proposed replacement Modification outside of the Operative Agreements; provided, further, Lessee shall not make any Modification (unless required by any Legal Requirement) to the extent any such Modification, individually or in the aggregate, shall have or could reasonably be expected to have a Material Adverse Effect. All Modifications required pursuant to Legal Requirements, Insurance Requirements and/or manufacturer’s specifications and standards and all other Modifications that are not severable from the applicable Property without material damage or other material loss of value shall immediately and without further action upon their incorporation into the applicable Property (1) subject to the provisions of Section 7.1, become property of Lessor and be titled in the name of Lessor and (2) be subject to this Lease.  Title to all other Modifications shall vest with Lessee; provided, if Lessee fails to remove any such Modification prior to the Expiration Date or earlier termination of this Lease and Lessee has not purchased the applicable Property by such date, title to such Modifications shall, without further action, transfer to Lessor.  Lessee, at its sole cost and expense, shall repair any material damage to any Property relating to the removal of any Modification titled to Lessee.  Lessee, at its own cost and expense, will pay for the repairs of any damage to any Property caused by the removal or attempted removal of any Modification.

(b)                                 The construction process provided for in the Agency Agreement is acknowledged by Lessor to be consistent with and in compliance with the terms and provisions of this Article XI.

ARTICLE XII

12.1                        Warranty of Title.

(a)                                  Lessee hereby acknowledges and shall cause title in each Property (including without limitation all Equipment, all Improvements, all replacement components to each Property and all Modifications) immediately and without further action to vest in and become the property of Lessor and to be subject to the terms of this Lease from and after the date hereof or such date of incorporation into any Property.  Lessee agrees that, subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Property, any component thereof or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by Lessor, the Agent, any Lender or any Holder pursuant to any Operative Agreement, other than Permitted Liens and Lessor Liens.  Lessee shall promptly notify Lessor in the event Lessee has actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has attached with respect to a Property, the Rent or any other such amounts, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of Lessor and/or the Agent created by the Operative Agreements are (and until the Financing Parties under the Operative Agreements have been paid in full shall remain) first priority perfected Liens subject only to Permitted Liens and Lessor Liens.  At all times subsequent to the Basic Term Commencement Date respecting a Property, Lessee shall (i) cause a valid, perfected, first priority Lien on each applicable Property to be in place in favor of the Agent (for the benefit of the Lenders and the Holders), subject only to Permitted Liens and Lessor Liens and (ii) file, or cause to be filed, all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens.

(b)                                 Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof.  NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO ANY PROPERTY.

ARTICLE XIII

13.1                        Permitted Contests Other Than in Respect of Indemnities.

Except to the extent otherwise provided for in Section 11 of the Participation Agreement, Lessee, on its own or on Lessor’s behalf but at Lessee’s sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, Imposition or utility charge or other charge or expense payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided, that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the applicable Properties, Lessor, each Holder, the Agent and each Lender; (b) there shall not be imposed during such proceeding a Lien (other than Permitted Liens and Lessor Liens) on any Property and no part of any Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the proceeding shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, any Holder, the Agent or any Lender for failure to comply with a Legal Requirement, Imposition or utility charge or other charge or expense payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment; and (d) in the event that, at any time, there is a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer’s Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1.  Lessor, at Lessee’s sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee’s sole cost and expense.

13.2                        [Intentionally Omitted].

ARTICLE XIV

14.1                        Public Liability Insurance.

During the Term for each Property, Lessee shall procure and carry, at Lessee’s sole cost and expense, commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on such Property or respecting the Equipment and such other public liability coverages as are then customarily carried by similarly situated companies in similar geographic areas conducting business similar to that conducted by Lessee.  Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies in similar geographic areas conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage (i) for commercial general liability of less than $5,000,000 and (ii) for umbrella liability of less than $10,000,000.  The policies shall name Lessee as the named insured and shall be endorsed to name as additional insureds:  Lessor, the Agent, the various banks and other lending institutions which are parties to the applicable Operative Agreements from time to time as Lenders and the various banks and other lending institutions which are parties to the applicable Operative Agreements from time to time as Holders.  The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, any Holder, the Agent or any Lender may have in force.

14.2                        Permanent Hazard and Other Insurance.

(a)                                  During the Term for each Property, Lessee shall keep such Property insured against physical loss or damage by fire and other risks and shall maintain builders’ risk insurance during construction of any Improvements or, pursuant to Section 11.1(a), Modifications in each case in amounts no less than the then current replacement value of such Property (assuming that such Property was in the condition required by the terms of this Lease immediately prior to such loss) and on terms that (i) are no less favorable than insurance covering other similar properties owned by Lessee and (ii) are then carried by similarly situated companies in similar geographic areas conducting business similar to that conducted by Lessee.  The policies shall name Lessee as the insured and shall be endorsed to name Lessor and the Agent (for the benefit of the Lenders and the Holders) as a loss payee, to the extent of their respective interests; provided, so long as no Event of Default exists, any loss payable under the insurance policies required by this Section for losses up to $5,000,000 will be paid to Lessee.

(b)                                 If, during the Term with respect to a Property the area in which such Property is located is designated a “flood-prone” area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, or is in a zone designated A or V as shown on the relevant Federal Insurance Administration Flood Insurance Rate Map, then Lessee shall comply with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to any such Property.  During the Term, Lessee shall, in the operation and use of each Property, maintain workers’ compensation insurance consistent with that carried by similarly situated companies in similar geographic areas conducting business similar to that conducted by Lessee and containing minimum employer’s liability limits of no less than $100,000.  In the operation of each Property, Lessee shall comply with workers’ compensation laws applicable to Lessee.

14.3                        Coverage.

(a)                                  As of the date of this Lease and annually thereafter during the Term, Lessee shall furnish the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and 14.2 to be in effect.  All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies.  Lessee shall cause such certificates to include a provision for thirty (30) days’ advance written notice by the insurer to the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) in the event of cancellation or material alteration of such insurance.  If an Event of Default has occurred and is continuing and the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) so requests, Lessee shall deliver to the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) copies of all insurance policies required by Sections 14.1 and 14.2.

(b)                                 Lessee agrees that the insurance policy or policies required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee or the Construction Agent, as the case may be, waive (in a manner as provided in the applicable policy), any or all rights of recovery against any party for losses covered by such policy or due to any action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee.  Lessee hereby waives any and all such rights against Lessor, the Holders, the Agent and the Lenders to the extent of payments made to any such Person under any such policy.

(c)                                  Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, except that Lessor may carry separate liability insurance at Lessor’s sole cost so long as (i) Lessee’s insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee’s policy and (ii) each such insurance policy will not cause Lessee’s insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

(d)                                 Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2 and shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.

14.4                        Additional Insurance Requirements.

Not in limitation of any provision of the Operative Agreements but in addition thereto, Lessee shall obtain any and all additional insurance policies (including without limitation with respect to Condemnation) with regard to the Properties or otherwise with respect to the transactions contemplated by the Operative Agreements that are consistent with that carried by similarly situated companies in similar geographic areas conducting business similar to that conducted by Lessee as reasonably requested from time to time by Lessor.

ARTICLE XV

15.1                        Casualty and Condemnation.

(a)                                  Subject to the provisions of the Agency Agreement and this Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver or is deemed to have delivered, a Termination Notice), and prior to the occurrence and continuation of a Default or an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor’s right, title and interest in) any condemnation proceeds, award, compensation or insurance proceeds under Sections 14.2(a) or 14.2(b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in a Property (i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation; provided, however, if a Default or an Event of Default shall have occurred and be continuing or if such award, compensation or insurance proceeds shall exceed $5,000,000, then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this Article XV.  All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee’s obligations hereunder and under the other Operative Agreements and (i) to the extent no Default or Event of Default shall have occurred and be continuing at such time, Lessor shall pay such amounts so held by Lessor (A) from time to time as Lessee either restores and repairs such Property pursuant to Section 15.1(e) and gives Lessor reasonable evidence of such restoration and repair work or (B) promptly to Lessee upon Lessee’s payment in full of the Termination Value for such Property pursuant to Article XVI or (ii) to the extent a Default or Event of Default shall have occurred and continuing at such time, all amounts so held by Lessor shall be paid over to Lessee when all such obligations of Lessee with respect to such matters (and all other obligations of Lessee which should have been satisfied pursuant to the Operative Agreements as of such date) have been satisfied and no Default or Event of Default is then continuing.

(b)                                 Lessee will have the sole right to appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof.  At Lessee’s reasonable request, and at Lessee’s sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment.  Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

(c)                                  If Lessee shall receive notice of a Casualty or a Condemnation of a Property or any interest therein where damage to the affected Property is estimated to equal or exceed twenty-five percent (25%) of the Property Cost of such Property, Lessee shall give notice thereof to Lessor promptly after Lessee’s receipt of such notice.  In the event such a Casualty or Condemnation occurs (regardless of whether Lessee gives notice thereof), then Lessee shall be deemed to have delivered a Termination Notice to Lessor and the provisions of Sections 16.1 and 16.2 shall apply.

(d)                                 In the event of a Casualty or a Condemnation (regardless of whether notice thereof must be given pursuant to Section 15.1(c), this Lease shall terminate with respect to the applicable Property in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor a notice to such effect.

(e)                                  If pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense (subject to reimbursement in accordance with Section 15.1(a)) promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation substantially in conformity with the requirements of Sections 10.1 and 11.1, using the as-built Plans and Specifications or manufacturer’s specifications for the applicable Improvements, Equipment or other components of the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the applicable Property and all applicable Legal Requirements), so as to restore the applicable Property to substantially the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied).  In such event, title to the applicable Property shall remain with Lessor as specified in Article VII.

(f)                                    In no event shall a Casualty or Condemnation affect Lessee’s obligations to pay Rent pursuant to Article III; except, that, this Section 15.1(f) shall not diminish or otherwise affect Lessor’s obligations pursuant to the other provisions of Article XV.

(g)                                 Notwithstanding anything to the contrary set forth in Section 15.1(a) or Section 15.1(e), if during the Term with respect to a Property a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such Property, and following such Casualty or Condemnation, the applicable Property cannot reasonably be restored, repaired or replaced on or before the day one hundred eighty (180) days prior to the Expiration Date or the date nine (9) months after the occurrence of such Casualty or Condemnation (if such Casualty or Condemnation occurs during the Term) to substantially the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied) or on or before such day such Property is not in fact so restored, repaired or replaced, then Lessee shall be required to exercise its Purchase Option for such Property on the next Payment Date (notwithstanding the limits on such exercise contained in Section 20.2) and pay Lessor the Termination Value for such Property; provided, that if no Default or Event of Default has occurred and is continuing, any Excess Proceeds shall be paid to Lessee.  If a Default or an Event of Default has occurred and is continuing and any Loans, Holder Advances or other amounts are owing with respect thereto, then Lessee shall promptly (and in any event within three (3) Business Days) pay Lessor any award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to any Property, but only to the extent of unpaid Rent and financing obligations under the Operative Agreements and any Excess Proceeds (to the extent of any such Loans, Holder Advances or other amounts owing with respect thereto) shall be paid to Lessor, held as security for the performance of Lessee’s obligations hereunder and under the other Operative Agreements and applied to such obligations upon the exercise of remedies in connection with the occurrence of an Event of Default, with the remainder of such Excess Proceeds in excess of such Loans, Holder Advances and other amounts owing with respect thereto being distributed to the Lessee.

(h)                                 The provisions of Sections 15.1(a) through 15.1(g) shall not apply to any Property until after the Construction Period Termination Date applicable to such Property.

15.2                        Environmental Matters.

Promptly upon a Responsible Officer of Lessee’s actual knowledge of the presence of Hazardous Substances in any portion of any Property or Properties in concentrations and conditions that constitute an Environmental Violation and with respect to which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Lessee of more than $30,000, Lessee shall notify Lessor in writing of such condition.  In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the applicable Property or Properties pursuant to Section 16.1, if applicable, or, at Lessee’s sole cost and expense, promptly and diligently undertake and diligently complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws.  Any such undertaking shall be timely completed substantially in accordance with prudent industry standards.  If Lessee does not deliver a Termination Notice with respect to such Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law.  Not less than sixty (60) days and not more than one hundred eighty (180) days prior to the Expiration Date (to the extent the Sale Option has been elected) and at any time that Lessee elects to cease operations with respect to any Property, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment respecting such Property recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional acceptable to Lessor in its reasonable discretion and in form, scope and content satisfactory to Lessor in its reasonable discretion and shall otherwise indicate the environmental condition of the Property to be substantially the same as described in the environmental site assessment delivered pursuant to Section 5.3(h) of the Participation Agreement.  Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the Phase I environmental site assessment, Lessee shall be obligated to purchase such Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of such Property to a Person other than Lessee.

15.3                        Notice of Environmental Matters.

Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any material violation of any Environmental Law or any Release on or in connection with any Property or Properties.  All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee’s proposed response thereto.  In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any material violation of any Environmental Law in connection with any Property.  Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.

ARTICLE XVI

16.1                        Termination Upon Certain Events.

If Lessee has delivered, or is deemed to have delivered, written notice of a termination of this Lease with respect to the applicable Property to Lessor in the form described in Section 16.2(a) (a “Termination Notice”) pursuant to the provisions of this Lease, then following the applicable Casualty, Condemnation or Environmental Violation, this Lease shall terminate with respect to the affected Property on the applicable Termination Date.

16.2                        Procedures.

(a)                                  A Termination Notice shall contain:  (i) notice of termination of this Lease with respect to the affected Property on a Payment Date (the “Termination Date”) not more than sixty (60) days after Lessor’s receipt of such Termination Notice; and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the applicable Property and purchase such Property on such Termination Date.

(b)                                 On each Termination Date, Lessee shall pay to Lessor the Termination Value for the applicable Property,  and Lessor shall convey such Property or the remaining portion thereof, if any, to Lessee (or Lessee’s designee), all in accordance with Section 20.2.

ARTICLE XVII

17.1                        Lease Events of Default.

If any one (1) or more of the following events (each a “Lease Event of Default”) shall occur:

(a)                                  Lessee shall fail to make payment of (i) any Basic Rent (except as set forth in clause (ii)) within three (3) Business Days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or (iii) any amount due on the Expiration Date on such date;

(b)                                 Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in Section 17.1(a)(ii)) which has become due and payable within three (3) Business Days after receipt of notice that such payment is due;

(c)                                  Lessee shall fail to maintain insurance as required by Article XIV of this Lease or to deliver any requisite annual certificate with respect thereto within fifteen (15) days after receiving notice that such certificate is due under the terms hereof;

(d)                                 (i) Lessee shall fail to observe or perform any term, covenant, obligation or condition of Lessee under this Lease or any other Operative Agreement to which Lessee is a party other than those set forth in Sections 17.1(a), (b) or (c) hereof, and such failure shall continue for thirty (30) days (except for the covenants set forth in Sections 8.3(A)(j)(i), 8.3(A)(j)(ii), 8.3(B)(a), 8.3(B)(d) and 8.3(B)(e) of the Participation Agreement, there shall be no such grace period) after notice thereof to the Lessee, or (ii) any representation or warranty made by Lessee set forth in this Lease (including without limitation the Incorporated Representation and Warranties) or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made;

(e)                                  An Agency Agreement Event of Default (other than any Credit Agreement Event of Default) shall have occurred and be continuing;

(f)                                    Lessee, the Parent or any of their respective Subsidiaries shall default (beyond applicable periods of grace and/or notice and cure) in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $25,000,000; or any other event or condition shall occur which results in the maturity of such Indebtedness being accelerated other than at the option of Lessee, the Parent or any such Subsidiary, except with respect to any Subsidiary other than Lessee, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Lease Event of Default;

(g)                                 The liquidation or dissolution of Lessee, the Parent or any of their respective Subsidiaries, or the suspension of the business of Lessee, the Parent or any of their respective Subsidiaries, or the filing by Lessee, the Parent or any of their respective Subsidiaries, of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Lessee, the Parent or any of their respective Subsidiaries, indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by Lessee, the Parent or any of their respective Subsidiaries, for, or the appointment by consent or acquiescence of Lessee, the Parent or any of their respective Subsidiaries, of a receiver, a trustee or a custodian of Lessee, the Parent or any of their respective Subsidiaries, for all or a substantial part of its property; the making by Lessee, the Parent or any of their respective Subsidiaries, of any assignment for the benefit of creditors; the admission by Lessee, the Parent or any of their respective Subsidiaries, in writing of its inability to pay its debts as they mature or Lessee, the Parent or any of their respective Subsidiaries, is generally not paying its debts and other financial obligations as they become due and payable; or Lessee, the Parent or any of their respective Subsidiaries, taking any corporate action to authorize any of the foregoing, except with respect to any Subsidiary other than Lessee, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Lease Event of Default;

(h)                                 The filing of an involuntary petition against Lessee, the Parent or any of their respective Subsidiaries, in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Lessee, the Parent or any of their respective Subsidiaries, for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Lessee, the Parent or any of their respective Subsidiaries, and the continuance of any of such events for sixty (60) days undismissed or undischarged, except with respect to any Subsidiary other than Lessee, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Lease Event of Default;

(i)                                     The adjudication of Lessee, the Parent or any of their respective Subsidiaries, as bankrupt or insolvent, except with respect to any Subsidiary other than Lessee, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Lease Event of Default;

(j)                                     The entering of any order in any proceedings against Lessee, the Parent or any of their respective Subsidiaries, decreeing the dissolution, divestiture or split-up of Lessee, the Parent or any of their respective Subsidiaries, and such order remains in effect for more than sixty (60) days, except with respect to any Subsidiary other than Lessee, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Lease Event of Default;

(k)                                  Any report, certificate, financial statement or other instrument delivered to Lessor by or on behalf of Lessee pursuant to the terms of this Lease or any other Operative Agreement is false or misleading in any material respect when made or delivered;

(l)                                     [Intentionally Omitted];

(m)                               A final judgment or judgments for the payment of money shall be rendered by a court or courts against Lessee, the Parent or any of their respective Subsidiaries, or any of their assets in excess of $15,000,000 in the aggregate, and (i) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, or (ii) Lessee, the Parent or any of their respective Subsidiaries, shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within sixty (60) days after a decision has been reached with respect to such appeal and the related stay has been lifted;

(n)                                 (i) Lessee or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or (ii) notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $15,000,000 shall be filed under Title IV of ERISA by Lessee or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Pension Plan or Pension Plans or a proceeding shall be instituted by a fiduciary of any such Pension Plan or Pension Plans against Lessee or any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Pension Plan or Pension Plans must be terminated; provided, in any case under (i)-(iv) herein, only where Lessee or any Subsidiary of Lessee is reasonably expected to incur liability in excess of $15,000,000;

(o)                                 (i) As a result of one (1) or more transactions after the date of this Lease, any “person” or “group” of persons other than AMR Corporation shall have “beneficial ownership” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of thirty-five percent (35%) or more of the outstanding common stock of the Parent; or (ii) without limiting the generality of the foregoing, during any period of twelve (12) consecutive months, commencing after the date of this Lease, individuals who at the beginning of such period of twelve (12) months were directors of the Parent shall cease for any reason (other than AMR Corporation ceasing to have “beneficial ownership” as described in clause (o)(i) above) to constitute a majority of the board of directors of the Parent, provided, that the relationships among the respective shareholders of the Parent on the Initial Closing Date shall not be deemed to constitute all or any combination of them as a “group” for purposes of clause (o)(i), or

(p)                                 Any Operative Agreement shall cease to be in full force and effect unless replaced by a successor agreement;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination (provided, notwithstanding the foregoing, this Lease shall be deemed to be automatically terminated without the giving of notice upon the occurrence of a Lease Event of Default under Sections 17.1(g), (h) or (i)), and this Lease shall terminate, and all rights of Lessee under this Lease shall cease.  Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor or any other Financing Party, including without limitation fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

A POWER OF SALE HAS BEEN GRANTED IN THIS LEASE.  A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTIES AND SELL THE PROPERTIES WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON THE OCCURRENCE OF A LEASE EVENT OF DEFAULT.

17.2                        Surrender of Possession.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice of a demand to surrender possession, surrender to Lessor possession of the Properties.  Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee’s Equipment and personalty and severable Modifications from the Properties.  Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable Law.  Upon the written demand of Lessor, Lessee shall return the Properties promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

17.3                        Reletting.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting.  Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

17.4                        Damages.

Neither (a) the termination of this Lease as to all or any of the Properties pursuant to Section 17.1; (b) the repossession of all or any of the Properties; nor (c) the failure of Lessor to relet all or any of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such termination.  Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Property or any portion thereof; provided, that Lessee’s obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6.  In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor’s, any Holder’s, the Agent’s and any Lender’s reasonable expenses in connection therewith, including without limitation repossession costs, brokerage or sales commissions, fees and expenses for counsel and any reasonably necessary repair or alteration costs and expenses incurred in preparation for such reletting.  To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent.  Lessee specifically acknowledges and agrees that its obligations under this Section 17.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

17.5                        Power of Sale.

Without limiting any other remedies set forth in this Lease, Lessor and Lessee agree that if this Lease is construed by a court of competent jurisdiction as a mortgage or deed of trust, Lessee shall be deemed to have granted, pursuant to Section 7.1(b) hereof and each Lease Supplement, a Lien against the Properties WITH POWER OF SALE, and that, in such event, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by Law, after prior notice and lapse of such time as may be required by Law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Properties.

17.6                        Final Liquidated Damages.

If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by written demand to Lessee and at Lessor’s election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 11 of the Participation Agreement (which, if requested, shall be paid concurrently), and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the Termination Value.  Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, either at Lessee’s request or upon Lessor’s election, in either case at Lessee’s cost, a conveyance of Lessor’s entire right, title and interest in and to the Properties, Improvements, Fixtures, Modifications, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including without limitation the release of any memoranda of Lease and/or the Lease Supplement recorded in connection therewith), the Lien of any Mortgage Instrument and any Lessor Liens.  The Properties shall be conveyed to Lessee “AS-IS, WHERE-IS” and in their then present physical condition.  If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive a conveyance of Lessor’s interest in the Properties, the Improvements, Fixtures, Modifications, Equipment or the components thereof unless Lessee shall have paid in full the Termination Value.  Lessee specifically acknowledges and agrees that its obligations under this Section 17.6 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

17.7                        Environmental Costs.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor’s election, reimburse Lessor) for the cost of any environmental testing and/or remediation work undertaken respecting any Property, as such testing or work is deemed appropriate in the reasonable judgment of Lessor, and shall indemnify and hold harmless Lessor and each other Indemnified Person therefrom.  Lessee shall pay all amounts referenced in the immediately preceding sentence within thirty (30) days of any request by Lessor for such payment.  The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.

17.8                        Waiver of Certain Rights.

If this Lease is terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any Laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor’s rights or remedies under this Article XVII.

17.9                        Assignment of Rights Under Contracts.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor’s written demand immediately assign, transfer and set over to Lessor all of Lessee’s right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties or any of them.

17.10                 Remedies Cumulative.

The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at Law, equity or otherwise, including without limitation any mortgage foreclosure remedies.

ARTICLE XVIII

18.1                        Lessor’s Right to Cure Lessee’s Lease Defaults.

Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by Law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property, and take all such action thereon as may be reasonably necessary or appropriate therefor.  No such entry shall be deemed an eviction of any lessee.  All reasonable out-of-pocket costs and expenses so incurred (including without limitation reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.

ARTICLE XIX

19.1                        Provisions Relating to Lessee’s Exercise of its Purchase Option.

Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee’s exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to any Property, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee’s designee) at Lessee’s cost and expense a special warranty deed or other appropriate conveyance instrument of Lessor’s entire interest in such Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to Lessor but without any other warranties (of title or otherwise) from Lessor.  Such Property shall be conveyed to Lessee “AS-IS,” “WHERE-IS” and in then present physical condition.

19.2                        No Purchase or Termination With Respect to Less than All of a Property.

Except as provided in Section 22.6, Lessee shall not be entitled to exercise its Purchase Option or the Sale Option separately with respect to a portion of any Property consisting of Land, Equipment and/or Improvements but shall be required to exercise its Purchase Option or the Sale Option with respect to an entire Property.

ARTICLE XX

20.1                        Purchase Option or Sale Option-General Provisions.

Not less than one hundred twenty (120) days and no more than one hundred eighty (180) days prior to the Expiration Date or (respecting the Purchase Option only) any Payment Date prior to the Expiration Date (so long as the  appraised value pursuant to Appraisals previously delivered (or, if requested by the Agent (pursuant to the direction from the Majority Secured Parties) pursuant to new Appraisals performed and delivered to the Agent within sixty (60) days of the Expiration Date or such Payment Date, as the case may be) to the Agent of the remaining Properties under this Lease is equal to or greater than seventy-five percent (75%) of the Property Cost of such remaining Properties), Lessee may give Lessor irrevocable written notice (the “Election Notice”) that Lessee is electing to exercise either (a) the option to purchase all, but not less than all, the Properties on the Expiration Date or each Property or any Property on the Payment Date specified in the Election Notice (the “Purchase Option”) or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to remarket all, but not less than all, the Properties to a Person other than Lessee or any Affiliate of Lessee and cause a sale of such Properties to occur on the Expiration Date pursuant to the terms of Section 22.1 (the “Sale Option”).  If Lessee does not give an Election Notice indicating the Purchase Option or the Sale Option at least one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the Expiration Date, then, unless such Expiration Date has been extended in accordance with Section 2.2 hereof, Lessee shall be deemed to have elected the Purchase Option.  If Lessee shall either (i) elect (or be deemed to have elected) to exercise the Purchase Option or (ii) elect the Sale Option and fail to cause all, but not less than all, the Properties to be sold in accordance with the terms of Section 22.1 on the Expiration Date, then in either case Lessee shall pay to Lessor on the date on which such purchase or sale is scheduled to occur an amount equal to the Termination Value for all, but not less than all, the Properties on the Expiration Date or each Property for which the Purchase Option had previously been elected for any Payment Date (which the parties do not intend to be a “bargain” purchase price) and, upon receipt of such amounts and satisfaction of such obligations, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to all such Properties in accordance with Section 20.2.

20.2                        Lessee Purchase Option.

Provided, no Default or Event of Default shall have occurred and be continuing (other than those that will be cured by the payment of the Termination Value for all the Properties) and provided, that the Election Notice has been appropriately given specifying the Purchase Option, Lessee shall purchase and Lessor shall sell all, but not less than all, the Properties on the Expiration Date or each Property or any Property as elected for any

Payment Date prior to the Expiration Date at a price equal to the Termination Value for such Properties (which the parties do not intend to be a “bargain” purchase price).

Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee’s exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to a Property or all of the Properties, and upon tender by Lessee of the amounts set forth in Section 16.2(b) or this Section 20.2, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee’s cost and expense, each of the following:  (a) a special warranty Deed conveying each Property to the extent it is real property to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a special warranty Bill of Sale conveying each Property (to the extent it is personal property) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed; (d) FIRPTA affidavits; and (e) any affidavits or similar documents reasonably and customarily required by the title company in connection with such transactions.  All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor and Lessee.  No affidavit or other document required by any title company as referenced above shall require any representation, warranty or certification from Lessee beyond those to be addressed in the Deed and Bill of Sale referenced above.  The applicable Property shall be conveyed to Lessee “AS-IS, WHERE-IS”.

If any Property is the subject of remediation efforts respecting Hazardous Substances at the Expiration Date which could materially and adversely impact the Fair Market Sales Value of such Property (with materiality determined in Lessor’s reasonable discretion), then Lessee shall be obligated to purchase each such Property pursuant to this Article XX.

On the Expiration Date and/or any Payment Date on which Lessee has elected to exercise its Purchase Option, Lessee shall pay (or cause to be paid) to Lessor, the Agent and all other parties, as appropriate, the sum of all reasonable costs and expenses incurred by any such party in connection with the election by Lessee to exercise its Purchase Option and all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

20.3                        Third Party Sale Option.

(a)                                  Provided, that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Election Notice has been appropriately given specifying the Sale Option, Lessee shall undertake to cause a sale of all, but not less than all, the Properties on the Expiration Date (all as specified in the Election Notice) in accordance with the provisions of Section 22.1 hereof.

(b)                                 In the event Lessee exercises the Sale Option then, as soon as practicable and in all events not less than sixty (60) days and not more than one hundred eighty (180) days prior to the Expiration Date, Lessee shall cause to be delivered to Lessor a Phase I environmental site assessment for each of the Properties, which has been recently prepared (no more than thirty (30) days old prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor and in form, scope and content reasonably satisfactory to Lessor.  Lessor (at the direction of the Agent) shall elect whether the costs incurred respecting the above-referenced Phase I environmental site assessment shall be paid by either (i) sales proceeds from the Properties, (ii) Lessor (but only the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or each Lender and each Holder approves the necessary increases in the Available Commitments and the Available Holder Commitments to fund such costs) or (iii) Lessee; provided, amounts funded by the Lenders and the Holders with respect to the foregoing shall be added to the Property Cost of each applicable Property; provided, further, amounts funded by Lessee with respect to the foregoing shall be a part of (and limited by) the Maximum Residual Guarantee Amount.  In the event that Lessor shall not have received such environmental site assessment by the date sixty (60) days prior to the Expiration Date or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material Environmental Violation or potential material Environmental Violation (with materiality determined in each case by Lessor in its reasonable discretion), then Lessee on the Expiration Date shall pay to Lessor an amount equal to the Termination Value for all the Properties and any and all other amounts due and owing hereunder.  Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to all the Properties in accordance with Section 19.1.

ARTICLE XXI

21.1                        [Intentionally Omitted].

ARTICLE XXII

22.1                        Sale Procedure.

(a)                                  During the Marketing Period, Lessee, on behalf of Lessor, shall obtain bids for the cash purchase of all the Properties in connection with a sale to one (1) or more third party purchasers to be consummated on the Expiration Date or such earlier date as is acceptable to the Agent and Lessee (the “Sale Date”) for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for each such Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time.  All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee.  On the Sale Date, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement and Lessor (at the direction of the Agent) shall elect whether the costs and expenses incurred by Lessor and/or the Agent respecting the sale of one or more Properties shall be paid by either (i) sales proceeds from the Properties, (ii) Lessor (but only the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or each Lender and each Holder approves the necessary increases in the Available Commitments and the Available Holder Commitments to fund such costs and expenses) or (iii) Lessee; provided, amounts funded by the Lenders and the Holders with respect to such costs and expenses shall be added to the Property Cost of each applicable Property; provided, further, amounts funded by Lessee with respect to such costs and expenses shall be a part of (and limited by) the Maximum Residual Guarantee Amount.

Lessor may reject any and all bids and may solicit and obtain bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject the bids submitted by Lessee if such bids, in the aggregate, are greater than or equal to the sum of the Limited Recourse Amount for all the Properties, and represent bona fide offers from one (1) or more third party purchasers.  If the highest price which a prospective purchaser or the prospective purchasers shall have offered to pay for all the Properties on the Sale Date is less than the sum of the Limited Recourse Amount for all the Properties or if such bids do not represent bona fide offers from one (1) or more third parties or if there are no bids, Lessor may elect to retain one or more of the Properties by giving Lessee prior written notice of Lessor’s election to retain the same, and promptly upon receipt of such notice, Lessee shall surrender, or cause to be surrendered, each of the Properties specified in such notice in the condition required pursuant to Section 10.1.  Upon acceptance of any bid, Lessor agrees, at Lessee’s request and expense, to execute a contract of sale with respect to such sale, so long as the same is consistent with the terms of this Article 22 and provides by its terms that it is nonrecourse to Lessor.

Unless Lessor shall have elected to retain one or more of the Properties pursuant to the provisions of the preceding paragraph, Lessee shall arrange for Lessor to sell all the Properties free and clear of the Lien of this Lease, the Lien of any Mortgage Lien and any Lessor Liens attributable to Lessor but without any warranties (of title or otherwise) except those contained in the special warranty Deeds and special warranty Bills of Sale referenced below, for cash on the Sale Date to the purchaser or purchasers offering the highest cash sales price, as identified by Lessee or Lessor, as the case may be.  To effect such transfer and assignment, Lessor shall execute, acknowledge (where required) and deliver to the appropriate purchaser each of the following:  (a) special warranty Deeds conveying each such Property (to the extent it is real property titled to Lessor) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens but without any other warranties (of title or otherwise); (b) a special warranty Bill of Sale conveying each such Property (to the extent it is personal property) titled to Lessor to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens but without any other warranties (of title or otherwise); (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record each Deed; (d) FIRPTA affidavits, as appropriate, and (e) an owner’s affidavit affirming that no labor has been performed at the direction of Lessor on the Property within one hundred twenty (120) days prior to the date of such sale (or if work has been performed certifying as to payment in full and/or waiving lien rights as to the Property) and any other similar affidavits or other documents reasonably and customarily required by the title company in connection with such transactions.  All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor and the purchaser.  No affidavit or other document required by any title company as referenced above shall require any representation, warranty or certification from Lessee beyond those to be addressed in the Deed and Bill of Sale referenced above. Lessee shall surrender the Properties so sold or subject to such documents to each purchaser in the condition specified in Section 10.1, or in such other condition as may be agreed between Lessee and such purchaser.  Lessee shall not take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for any Property.  If each of the Properties is not either (i) sold on the Sale Date in accordance with the terms of this Section 22.1, or (ii) retained by Lessor pursuant to an affirmative election made by Lessor (with consent of the Majority Secured Parties) pursuant to the second sentence of the second paragraph of this Section 22.1(a), then (x) Lessee shall be obligated to pay Lessor on the Sale Date an amount equal to the aggregate Termination Value for all the Properties less any sales proceeds received by the Lessor, and (y) Lessor shall transfer each applicable Property to Lessee in accordance with Section 20.2.

(b)                                 If the Properties are sold on a Sale Date to one (1) or more third party purchasers in accordance with the terms of Section 22.1(a) and the aggregate purchase price paid for all the Properties is less than the sum of the aggregate Property Cost for all the Properties (hereinafter such difference shall be referred to as the “Deficiency Balance”), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements and the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount for all the Properties.  On a Sale Date if (x) Lessor receives the aggregate Termination Value for all the Properties from one (1) or more third party purchasers, (y) Lessor and such other parties receive all other amounts specified in the last sentence of the first paragraph of Section 22.1(a) and (z) the aggregate purchase price paid for all the Properties on such date exceeds the sum of the aggregate Property Cost for all the Properties, then Lessee may retain such excess.  If one or more of the Properties are retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements and an amount equal to the Maximum Residual Guarantee Amount for the Properties so retained.  Any payment of the foregoing amounts described in this Section 22.1(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 22.1(a).

(c)                                  In the event that all the Properties are either sold to one (1) or more third party purchasers on the Sale Date or retained by Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser (unless otherwise agreed by such third party purchaser) with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use, operate, repair, access and maintain each such Property for the purpose it is being used by Lessee, and (ii) such manuals, permits, easements, licenses, intellectual property, know-how, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of each such Property for its intended purpose or otherwise as Lessor or such third party purchaser(s) shall reasonably request (and a royalty-free license or similar agreement to effectuate the foregoing on terms reasonably agreeable to Lessor or such third party purchaser(s), as applicable).  All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and shall be fully assignable (including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

22.2                        Application of Proceeds of Sale.

In the event Lessee receives any proceeds of sale of any Property, such proceeds shall be deemed to have been received in trust on behalf of Lessor and Lessee shall promptly remit such proceeds to Lessor.  Lessor shall apply the proceeds of sale of any Property in the following order of priority:

(a)                                  FIRST, to pay or to reimburse Lessor (and/or the Agent, as the case may be) for the payment of all reasonable costs and expenses incurred by Lessor (and/or the Agent, as the case may be) in connection with the sale (to the extent Lessee has not satisfied its obligation to pay such costs and expenses);

(b)                                 SECOND, so long as the Credit Agreement is in effect and any Loans or Holder Advances or any amount is owing to the Financing Parties under any Operative Agreement, to the Agent to be applied pursuant to intercreditor provisions, including without limitation Section 8.7 of Participation Agreement, among Lessor, the Lenders and the Holders contained in the Operative Agreements; and

(c)                                  THIRD, to Lessee.

22.3                        Indemnity for Excessive Wear.

If the proceeds of the sale described in Section 22.1 with respect to the Properties shall be less than the Limited Recourse Amount with respect to the Properties, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Properties shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor’s written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Sale Proceeds Shortfall, whichever amount is less.

22.4                        Appraisal Procedure.

For determining the Fair Market Sales Value of the Properties or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the “Appraisal Procedure”).  Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by the appointed appraiser shall be binding on Lessee and Lessor.  If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association.  The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and the average of the remaining appraisals shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee.  The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 11 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

22.5                        Certain Obligations Continue.

During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Properties (including without limitation the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section 22.3, if any, and all other amounts due to Lessor or any other Person with respect to all Properties or any Operative Agreement.  Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.

22.6                        Out Parcel Sale.

Provided that no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have the option, exercisable by giving Lessor no less than thirty (30) days written notice of Lessee’s election to sell, transfer and convey any undeveloped Land to any third party regarding any Property which was undeveloped and contained no improvements when acquired by Lessor (an “Out Parcel”) or to purchase such Out Parcel on the following terms and conditions: (a) the Out Parcel Allocable Amount for such Out Parcel shall be promptly paid to Lessor (and in any event within three (3) Business Days after such transfer and conveyance) for ratable application to the then current outstanding principal balance of the Notes and the unreimbursed Holder Amount; (b) the applicable Property, excluding such Out Parcel transferred and conveyed therefrom, shall continue to constitute an area with appropriate easement and operating agreements such that the value, utility and useful life of such remaining applicable Property are not diminished; (c) the applicable Property, excluding such Out Parcel transferred and conveyed therefrom, shall (on and after the date of such transfer and conveyance) satisfy all of the terms and conditions of the Operative Agreements; and (d) all Rent and other amounts due and payable by Lessee under any Operative Agreement shall be paid on or prior to the date of such transfer and conveyance.  Lessee shall pay, or cause to be paid, all reasonable costs and expenses incurred by any Financing Party in connection with a sale of any Out Parcel.

ARTICLE XXIII

23.1                        Holding Over.

If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such Property and Lessee shall continue to pay Basic Rent at the lesser of the highest lawful rate and one hundred ten percent (110%) of the last payment of Basic Rent due with respect to such Property prior to such expiration or earlier termination of this Lease.  Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional amount of Basic Rent shall be applied by Lessor ratably to the Lenders and the Holders based on their relative amounts of the then outstanding aggregate Property Cost for all Properties.  During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue Lessee’s occupancy and use of such Property.  Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.

ARTICLE XXIV

24.1                        Risk of Loss.

During the Term, unless Lessee shall not be in actual possession of any Property in question solely by reason of Lessor’s exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

ARTICLE XXV

25.1                        Assignment.

(a)                                  Lessee may not assign this Lease or any of its rights or obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and Lessor pursuant to the provisions of the Participation Agreement.

(b)                                 No assignment by Lessee (referenced in this Section 25.1 or otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under the Operative Agreements as to any rights or obligations assigned by Lessee or regarding any Property in which rights or obligations have been assigned or otherwise transferred.

25.2                        Subleases.

(a)                                  Promptly, but in any event within five (5) Business Days, following the execution and delivery of any sublease permitted by this Article XXV, Lessee shall notify Lessor of the execution of such sublease.  As of the date of each Lease Supplement, Lessee shall lease the respective Property described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

(b)                                 Without the prior written consent of the Agent, any Lender, any Holder or Lessor and subject to the other provisions of this Section 25.2, Lessee may sublet any Property or portion thereof so long as such sublease (i) is on market terms, (ii) does not extend beyond (A) the Basic Term Expiration Date (if such sublease is in force during the Basic Term) and (B) the expiration date of any then applicable Renewal Term (if such sublease is in force during such Renewal Term) and (iii) is expressly subject and subordinate to this Lease.  Except as referenced in the immediately preceding sentence, no other subleases shall be permitted unless consented to in writing by Lessor.  All subleasing shall be done on market terms and shall in no way diminish the fair market value or useful life of any applicable Property.

(c)                                  No sublease (referenced in this Section 25.2 or otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of Lessee’s obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to such Property, or portion thereof, so sublet.

ARTICLE XXVI

26.1                        No Waiver.

No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term, right, power or remedy.  To the fullest extent permitted by Law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

ARTICLE XXVII

27.1                        Acceptance of Surrender.

No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

27.2                        No Merger of Title.

There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Property, (c) any Notes, or (d) a beneficial interest in Lessor.

ARTICLE XXVIII

[Intentionally Omitted]

ARTICLE XXIX

29.1                        Notices.

All notices required or permitted to be given under this Lease shall be in writing and delivered as provided in the Participation Agreement.

ARTICLE XXX

30.1                        Miscellaneous.

Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.  If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

30.2                        Amendments and Modifications.

Neither this Lease nor any Lease Supplement may be amended, waived, discharged or terminated except in accordance with the provisions of Section 12.4 of the Participation Agreement.

30.3                        Successors and Assigns.

All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

30.4                        Headings and Table of Contents.

The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

30.5                        Counterparts.

This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument. Not withstanding the foregoing, to the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

30.6                        GOVERNING LAW.

THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

30.7                        Calculation of Rent.

All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the ABR, three hundred sixty-five (365) (or three hundred sixty-six (366), as applicable) days.

30.8                        Memoranda of Lease and Lease Supplements.

This Lease shall not be recorded; provided, Lessor and Lessee shall promptly record (a) a memorandum of this Lease and the applicable Lease Supplement (in substantially the form of Exhibit B attached hereto) or a short form lease (in form and substance reasonably satisfactory to Lessor and Lessee) regarding each Property promptly after the acquisition thereof in the local filing office with respect thereto and as required under applicable Law to sufficiently evidence this Lease and any such Lease Supplement in the applicable real estate filing records.  Lessor (at the direction of the Agent) shall elect whether the costs and expenses incurred by Lessor and/or the Agent respecting the recordation of the above-referenced items shall be paid by either (i) Lessor (but only the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or (ii) Lessee; provided, amounts funded by the Lenders and the Holders with respect to such costs and expenses shall be added to the Property Cost of each applicable Property; provided, further, amounts funded by Lessee with respect to such costs and expenses shall be a part of (and limited by) the Maximum Residual Guarantee Amount.

30.9                        Allocations between the Lenders and the Holders.

Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Properties and any and all other Rent and other amounts received hereunder shall be subject to the inter-creditor provisions between and among the Lenders and the Holders contained in the Operative Agreements (or as otherwise agreed among the Lenders and the Holders from time to time).

30.10                 Limitations on Recourse.

Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor’s estate and interest in the Properties (and in no circumstance to the Agent, the Lenders, the Holders or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee’s use of the Properties or any other liability of Lessor to Lessee.  Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2 or the provisions of Section 12.9 of the Participation Agreement.

30.11                 WAIVERS OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, KNOWINGLY AND WILLINGLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM THEREIN.

30.12                 Exercise of Lessor Rights.

Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements.  Lessor and Lessee hereby acknowledge and agree that (a) the Agent shall, in its discretion, direct and/or act on behalf of Lessor pursuant to the provisions of Sections 8.2(h) and 8.6 of the Participation Agreement, (b) all notices to be given to Lessor shall be given to the Agent only and (c) all notices to be given by Lessor may be given by the Agent, at its election.

30.13                 SUBMISSION TO JURISDICTION; VENUE.

THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

30.14                 USURY SAVINGS PROVISION.

IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT.  TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 30.14 SHALL APPLY.  ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS “INTEREST.”  ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL.  IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW.  IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT.  IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL.  THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH

DEMAND.  ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

30.15                 ENTIRE AGREEMENT.

THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1, as Lessor

By:	/s/ Val T. Orton
Name:	Val T. Orton
Title:	Vice President

[signature pages continue]

SABRE INC., as Lessee

By:	/s/ Jeffery Jackson
Name:	Jeffery Jackson
Title:	Exec. VP, CFO

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as the date hereof

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Kevin C. Leader
Name:	Kevin C. Leader
Title:	Managing Director

EXHIBIT A TO THE LEASE

FORM OF LEASE SUPPLEMENT

THIS LEASE SUPPLEMENT NO.        (this “Lease Supplement”) dated as of                          , 199         is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1, as lessor (the “Lessor”), and SABRE INC., a Delaware corporation, as lessee (the “Lessee”).

WHEREAS, Lessor is the owner or will be the owner of the Property described on Schedule 1 hereto (the “Leased Property”) and wishes to lease the same to Lessee;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions; Rules of Usage.  For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement, dated as of September 14, 1999, among Lessee, Lessor, not individually, except as expressly stated therein, but solely as the Owner Trustee under the TSG Trust 1999-1, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and Bank of America, N.A., as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Lenders and Holders, to the extent of their interests, as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time.

SECTION 2.  The Properties.  Attached hereto as Schedule 1 is the description of the Leased Property, with an Equipment Schedule attached hereto as Schedule 1-A, an Improvement Schedule attached hereto as Schedule 1-B and a legal description of the Land attached hereto as Schedule 1-C.  Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the Leased Property shall be subject to the terms and provisions of the Lease.  Without further action, any and all additional Equipment funded under the Operative Agreements and any and all additional Improvements made to the Land shall be deemed to be titled to the Lessor and subject to the terms and conditions of the Lease and this Lease Supplement.

The maturity date of the obligations secured hereby shall be [                      ] unless extended to not later than [                     ].

For purposes of provisions of the Lease and this Lease Supplement related to the creation and enforcement of the Lease and this Lease Supplement as a security agreement and a fixture filing, Lessee is the debtor and Lessor is the secured party.  The mailing addresses of the debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests hereunder may be obtained are set forth on the signature pages hereto.  A carbon, photographic or other reproduction of the Lease and this Lease Supplement or of any financing statement related to the Lease and this Lease Supplement shall be sufficient as a financing statement for any of the purposes referenced herein.

SECTION 3.  Use of Property.  At all times during the Term with respect to each Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided, that such exercise will not materially impair the value of such Property) shall be permitted to exercise all rights and remedies under all operation and easement agreements and related or similar agreements applicable to such Property.

SECTION 4.  Ratification; Incorporation by Reference.  Except as specifically modified hereby, the terms and provisions of the Lease and the Operative Agreements are hereby ratified and confirmed and remain in full force and effect.  The Lease is hereby incorporated herein by reference as though restated herein in its entirety.

SECTION 5.  Original Lease Supplement.  The single executed original of this Lease Supplement marked “THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART” on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the “Original Executed Counterpart”).  To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

SECTION 6.  GOVERNING LAW.  THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS.

SECTION 7.  Mortgage; Power of Sale.  Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing, then Lessor and Lessee agree that Lessee shall be deemed to have granted a Lien against the Leased Property WITH POWER OF SALE to Mr. Val T. Orton, as trustee for the benefit of Lessor, and that, in such event upon the occurrence of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Leased Property.

SECTION 8.  Counterpart Execution.  This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one (1) and the same instrument.  To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

For purposes of the provisions of this Lease Supplement concerning this Lease Supplement constituting a security agreement and fixture filing, the addresses of the debtor (Lessee herein) and the secured party (Lessor herein), from whom information may be obtained about this Lease Supplement, are as set forth on the signature pages hereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1, as Lessor

By:
Name:
Title:

First Security Bank, National Association 79 South Main Street, Third Floor Salt Lake City, Utah 84111
	Attn:	Val T. Orton, Vice President

SABRE INC., as Lessee

By:
Name:
Title:

4255 Amon Carter Blvd. MD 4224 Fort Worth, Texas 76155
	Attn:	Patricia A. Jones, Corporate Finance Manager

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as the date hereof.

BANK OF AMERICA, N.A., as the Agent

By:
Name:
Title:

Bank of America, N.A. Mail Code: CA5-705-41-89 Diversified Industries #9994 555 California Street, 41st Floor San Francisco, CA 94104 Attention: Kevin Leader

STATE OF                                                               )

                                                                                                                                                                                                                                              )                                              ss:

COUNTY OF                                                          )

The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of                                       this           day of                                , by                                , as                                 of First Security Bank, National Association, a national banking association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1, on behalf of the Owner Trustee.

[Notarial Seal]
Notary Public
My commission expires:

STATE OF                                                               )

                                                                                                                                                                                                                                              )                                              ss:

COUNTY OF                                                          )

The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of                                       this           day of                                , by                                , as                                  of Sabre Inc., a Delaware corporation, on behalf of the corporation.

[Notarial Seal]
Notary Public
My commission expires:

STATE OF                                                               )

                                                                                                                                                                                                                                                )                                            ss:

COUNTY OF                                                          )

The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of                                       this           day of                                , by                                , as                                  of Bank of America, N.A., a national banking association, as the Agent.

[Notarial Seal]
Notary Public
My commission expires:

SCHEDULE 1

TO LEASE SUPPLEMENT NO.

(Description of the Leased Property)

SCHEDULE 1-A

TO LEASE SUPPLEMENT NO.

(Equipment)

SCHEDULE 1-B

TO LEASE SUPPLEMENT NO.

(Improvements)

SCHEDULE 1-C

TO LEASE SUPPLEMENT NO.

(Land)

EXHIBIT B TO THE LEASE

[MODIFY OR SUBSTITUTE SHORT FORM LEASE AS

NECESSARY FOR LOCAL LAW REQUIREMENTS]

Recordation requested by:

Moore & Van Allen, PLLC

After recordation return to:

Moore & Van Allen, PLLC (WMA) 100 North Tryon Street, Floor 47 Charlotte, NC 28202-4003
Space above this line for Recorder’s use

MEMORANDUM OF LEASE AGREEMENT

AND

LEASE SUPPLEMENT NO.

THIS MEMORANDUM OF LEASE AGREEMENT AND LEASE SUPPLEMENT NO.        (“Memorandum”), dated as of                           , 199      , is by and between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1, with an office at 79 South Main Street, Salt Lake City, Utah 84111 (hereinafter referred to as “Lessor”) and SABRE INC., a Delaware corporation, with an office at 4255 Amon Carter Blvd., Fort Worth, Texas  76155 (hereinafter referred to as “Lessee”).

WITNESSETH:

That for value received, Lessor and Lessee do hereby covenant, promise and agree as follows:

1.                                       Demised Premises and Date of Lease.  Lessor has leased to Lessee, and Lessee has leased from Lessor, for the Term (as hereinafter defined), certain real property and other property located in                               , which is described in the attached Schedule 1 (the “Property”), pursuant to the terms of a Lease Agreement between Lessor and Lessee dated as of September 14, 1999 (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, “Lease”) and a Lease Supplement No.           between Lessor and Lessee dated as of                             (the “Lease Supplement”).

The Lease and the Lease Supplement shall constitute a mortgage, deed of trust and security agreement and financing statement under the laws of the state in which the Property is situated.  The Expiration Date of the obligations secured thereby shall be                         , unless extended to not later than                        .

For purposes of provisions of the Lease and the Lease Supplement related to the creation and enforcement of the Lease and the Lease Supplement as a security agreement and a fixture filing, Lessee is the debtor and Lessor is the secured party.  The mailing addresses of the debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests hereunder may be obtained are as set forth on the signature pages hereof.  A carbon, photographic or other reproduction of this Memorandum or of any financing statement related to the Lease and the Lease Supplement shall be sufficient as a financing statement for any of the purposes referenced herein.

2.                                       Term, Renewal, Extension and Purchase Option.  The term of the Lease for the Property (“Term”) commenced as of                         , 19      and shall end as of                   , 19     , unless the Term is extended or earlier terminated in accordance with the provisions of the Lease.  The Lease contains provisions for renewal and extension.  The tenant has a purchase option under the Lease.

3.                                       Tax Payer Numbers.

Lessor’s tax payer number:                                           .

Lessee’s tax payer number:                                           .

4.                                       Mortgage; Power of Sale.  Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing, then Lessor and Lessee agree that Lessee shall be deemed to have granted, pursuant to the terms of the Lease and the Lease Supplement, a Lien against the Property WITH POWER OF SALE to Mr. Val T. Orton, as trustee for the benefit of Lessor, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Property in accordance with Section 51.002 of the Texas Property Code or, if applicable, any successor statute, as such statutes may be amended from time to time.

5.                                       Effect of Memorandum.  The purpose of this instrument is to give notice of the Lease and the Lease Supplement and their respective terms, covenants and conditions to the same extent as if the Lease and the Lease Supplement were fully set forth herein.  This Memorandum shall not modify in any manner the terms, conditions or intent of the Lease or the Lease Supplement and the parties agree that this Memorandum is not intended nor shall it be used to interpret the Lease or the Lease Supplement or determine the intent of the parties under the Lease or the Lease Supplement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first written.

LESSOR:

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1

By:
Name:
Title:

First Security Bank, National Association 79 South Main Street, Third Floor Salt Lake City, Utah 84111
Attn:	Val T. Orton Vice President

LESSEE:

SABRE INC.

By:
Name:
Title:

4255 Amon Carter Blvd. MD 4224 Fort Worth, Texas 76155
Attn:	Patricia A. Jones, Corporate Finance Manager

SCHEDULE 1

(Description of Property)

STATE OF	)
	)	ss:
COUNTY OF	)

The foregoing Memorandum of Lease Agreement and Lease Supplement No.           was acknowledged before me, the undersigned Notary Public, in the County of                             this            day of                                 , by                                           , as                                      of First Security Bank, National Association, a national banking association, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1, on behalf of the Owner Trustee.

[Notarial Seal]
Notary Public
My commission expires:

STATE OF	)
	)	ss:
COUNTY OF	)

The foregoing Memorandum of Lease Agreement and Lease Supplement No.           was acknowledged before me, the undersigned Notary Public, in the County of                             this            day of                                 , by                                           , as                                      of Sabre Inc., a Delaware corporation, on behalf of the corporation.

[Notarial Seal]
Notary Public
My commission expires: